Registration No. 333-_______
As filed with the Securities and Exchange Commission on May 13, 2008
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Chindex International, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware		13-3097642
(State of Incorporation)		(IRS Employer Identification No.)
4340 East West Highway, Suite 1100 Bethesda, Maryland 20814 (301) 215-7777
(Address, including zip code and telephone number, of registrant’s principal executive offices)
Roberta Lipson President and Chief Executive Officer Chindex International, Inc. 4340 East West Highway, Suite 1100 Bethesda, Maryland 20814 (301) 215-7777
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copy to:
Gary J. Simon Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004 Telephone No.: (212) 837-6000 Telecopier No.: (212) 422-4726
Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):     ☐ Large accelerated filer     ☒ Accelerated filer     ☐ Non-accelerated filer     ☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Amount to be registered (2)	Proposed maximum offering price per security (2)(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration Fee (2)(4)
Common stock, par value $0.01 per share	--	$--	$--	$--
Warrants to purchase common stock	--	$--	$--	$--
Rights to purchase common stock	--	$--	$--	$--
Total	--	$--	$100,000,000	$3,930
(1) An indeterminate number of shares of common stock, warrants to purchase an indeterminate number of shares of common stock and/or subscription rights to purchase an indeterminate number of shares of common stock are being registered hereunder for primary sale by the Registrant, and/or an indeterminate number of shares of common stock are being registered hereunder for secondary sale by selling stockholders, but in no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2) Not required to be included or specified per security in accordance with General Instruction II.D of Form S-3.
(3) The proposed maximum offering price per unit and aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registration of the securities registered pursuant to this registration statement.
(4)      The registration fee was calculated in accordance with Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 13, 2008

PROSPECTUS

$100,000,000

Chindex International, Inc.

Common Stock
Warrants
Subscription Rights

We may from time to time offer and sell our common stock, warrants to purchase our common stock and/or subscription rights to purchase our common stock, and/or selling stockholders may from time to time offer and sell our common stock, in one or more offerings for an aggregate initial offering price of $100,000,000. We will not receive any proceeds from the sale of our common stock by the selling stockholders. We may offer and sell the securities separately or as units, which may include combinations of the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. We will specify in one or more accompanying prospectus supplements and/or free writing prospectuses (each, a “prospectus supplement”) the terms of the securities to be offered and sold hereunder. We may also add, update or change in a prospectus supplement certain of the information contained in this prospectus or in documents we incorporate by reference into this prospectus. These securities may be sold to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” beginning on page six of this prospectus.

Our common stock is currently quoted on the NASDAQ Global Market under the symbol “CHDX.”  On May 12, 2008, the closing sale price of our common stock on the NASDAQ Global Market was $22.45 per share.
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An investment in our securities involves a high degree of risk.  You should carefully consider the factors described under the caption “Risk Factors” beginning on page five of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

_______, 2008

TABLE OF CONTENTS

	Page		Page

ABOUT THIS PROSPECTUS	3	LEGAL MATTERS	10
PROSPECTUS SUMMARY	4	EXPERTS	10
RISK FACTORS	5	WHERE YOU CAN FIND ADDITIONAL
FORWARD-LOOKING STATEMENTS	5	INFORMATION	10
USE OF PROCEEDS	5	INFORMATION INCORPORATED BY
SELLING STOCKHOLDERS	6	REFERENCE	10
PLAN OF DISTRIBUTION	6

As used in this prospectus, references to “Chindex,” “we,” “us” and “our” refer to Chindex International, Inc. and subsidiaries, unless the context otherwise requires.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission. By using a shelf registration statement, (i) we may issue to the public shares of our common stock, warrants to purchase common stock and/or subscription rights to purchase common stock, and/or (ii) selling stockholders may sell to the public shares of our common stock, in one or more offerings, up to an aggregate amount of $100,000,000.

This prospectus only provides you with a general description of the securities being offered. Each time we or selling stockholders sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find Additional Information,” and “Information Incorporated by Reference.”

We or selling stockholders may sell the securities offered pursuant to this prospectus to or through underwriters, dealers, or agents or directly to purchasers. We, selling stockholders and our agents, respectively, reserve the sole right to accept and to reject in whole or in part any proposed purchase of applicable securities. See “Plan of Distribution” below. A prospectus supplement, which we will provide to you each time we or selling stockholders offer securities, will provide the names of any underwriters, dealers, or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

You should rely only on the information contained in or incorporated by reference into this prospectus or a related prospectus supplement. We have not authorized anyone to provide you with information that is different. This prospectus may be used only where it is legal to sell the securities offered pursuant to this prospectus. This document is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus or any prospectus supplement is accurate only on the date of this prospectus or such prospectus supplement and may become obsolete later. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or such prospectus supplement.

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PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus.  In this prospectus, “we,” “us,” “our” and similar terms refer to Chindex International, Inc. a Delaware corporation, together with its subsidiaries, unless the context provides otherwise.

Chindex International, Inc.

Chindex International, Inc. (“Chindex” or “the Company”), founded in 1981, is an American company operating in several healthcare markets in China, including Hong Kong. Revenues are generated from the provision of healthcare services and the sale of medical equipment, instrumentation and products. The Company operates in two business segments.

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Healthcare Services division. This division operates the Company’s United Family Healthcare network of private hospitals and clinics. United Family Healthcare currently owns and operates hospital and affiliated clinic facilities in the Beijing and Shanghai markets. The division opened its first managed clinic in the city of Wuxi south of Shanghai in early 2008 and plans to enter the Guangzhou market in southern China in 2008 with an owned clinic facility to be followed by a hospital facility planned for 2010. In addition, an additional owned hospital is being built in Beijing, also planned for opening in 2010.

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Medical Products division. This division markets, distributes and sells select medical capital equipment, instrumentation and other medical products for use in hospitals in China and Hong Kong on the basis of both exclusive and non-exclusive agreements with the manufacturers of these products. The division revenues are generated through a nation-wide direct sales force that also manages local sub-dealers regionally throughout the country. The distribution business unit provides supply chain management and logistics services to both divisions of the company.

Our principal executive offices are located at 4340 East West Highway, Suite 1100, Bethesda, Maryland 20814, and our telephone number is (301) 215-7777.  Our Internet address is www.chindex.com.  Information on our web site is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) incorporated by reference herein before making an investment decision to buy our securities. Each of the risks described herein or therein could adversely and materially affect our business, financial condition and operating results. If any of the events described in these risks actually occurs, the market price of our common stock could decline, and you may lose all or part of the money you paid to buy our securities. For more information, see “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any prospectus supplement.  These statements relate to our expectations about future events.  Discussions containing forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC.  These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under “Forward-Looking Statements,” that could cause actual results to differ materially from those anticipated in the forward-looking statements.

FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus.  This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that relate to future events or our future financial performance.  In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other comparable terminology.

Factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under “Risk Factors.”

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds received by us from the sale of the securities offered under this prospectus for general corporate purposes, including expansion of our Healthcare Services and Medical Products divisions. We will not receive any proceeds from the sale of common stock by any selling stockholders.

We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of our securities. Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities.  Our management will retain broad discretion as to the allocation of the net proceeds of any offering.

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SELLING STOCKHOLDERS

This prospectus covers the offering for resale shares of our common stock that may be offered and sold from time to time by certain selling stockholders, which acquired their shares in one or more private offering.

Selling stockholders will be identified in a prospectus supplement. The applicable prospectus supplement will set forth, with respect to each selling stockholder:

•	the name of the selling stockholder;

•	the nature of the position, office or other material relationship which the selling stockholder will have had within the prior three years with us or any of our affiliates;

•	the number of shares of our common stock owned by the selling stockholder prior to the offering;

•	the number of shares of our common stock to be offered for the selling stockholder’s account; and

•	the amount and (if one percent or more) the percentage of shares of our common stock that will be owned by the selling stockholder after the completion of the offering.

PLAN OF DISTRIBUTION

The securities offered pursuant to this prospectus and any accompanying prospectus supplements may be offered:

•	to or through one or more underwriters or dealers;

•	to investors directly;

•	through agents; or

•	through any combination of these methods of sale.

The securities may be offered and sold:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Any of the prices at which the securities are sold may be at a discount to market prices. Broker-dealers may also receive from purchasers of the securities compensation that is not expected to exceed that customary in the types of transactions involved.

Each prospectus supplement, to the extent applicable, will describe the number and terms of securities and terms of the offering to which such prospectus supplement relates, including:

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•	any over-allotment options under which underwriters, if any, may purchase additional securities;

•	the name or names of any underwriters or agents with whom we have entered into an arrangement with respect to the sale of such securities;

•	the public offering or purchase price of such securities;

•	any underwriting discounts or commissions or agency fees or other items constituting underwriter or agent compensation;

•	any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

•	any securities exchanges or markets on which the securities may be listed;

•	the net proceeds we will receive from such sale; and

•	any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Underwritten Offerings

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe any such underwriters in the applicable prospectus supplement, naming the underwriter and the nature of any such relationship.

Direct Sales and Sales Through Agents

We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We also may, from time to time, authorize dealers or agents to offer and sell the securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the securities offered will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. This prospectus, one or more prospectus supplements, and the registration statement of which this prospectus is a part may be used in conjunction with one or more other registration statements to the extent permitted by the Securities Act and the rules and regulations promulgated thereunder.

Rights Offerings

We also may sell directly to investors through subscription rights distributed to our stockholders on a pro rata basis. In connection with any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

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Other Offerings

The securities may also be sold in one or more of the following transactions:

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block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for securities; and

•	sales in other ways not involving a market maker or established trading markets, including direct sales to purchasers.

We may also enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions received by them and any profit realized by them on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

Underwriters, dealers and agents and remarketing firms may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of our securities will be subject to certain conditions precedent.

Stabilization

In connection with the offering of securities under this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing the market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In

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that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of securities hereby or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that it can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by an underwriter and, if they are undertaken, may be discontinued at any time.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or Exchange Act, under certain circumstances a person engaged in the distribution of the securities offered under this prospectus and an accompanying prospectus supplement may not simultaneously engage in market making activities with respect to our securities for a specified period prior to the commencement of such distribution.

Passive Market-Making on NASDAQ

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market making bid, however, the passive market making bid must then be lowered when certain purchase limits are exceeded.

Remarketing Arrangements

The securities may also be offered and sold, if so indicated in an applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Other Relationships

Underwriters, dealers, agents and remarketing firms may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

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LEGAL MATTERS

The validity of the securities offered by this filing will be passed upon for us by Hughes Hubbard & Reed LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule as of March 31, 2007 and 2006 and for each of the three years in the period ended March 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 incorporated by reference in this Prospectus have been incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares sold in this offering.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.  For further information with respect to us and our securities, reference is made to the registration statement and the exhibits filed as a part thereof.  You should read the documents filed with the SEC as exhibits to the registration statement for a more complete description of the matters involved.

We file quarterly and annual reports, proxy statements and other information with the SEC.  You may read and copy any document that we file at the public reference facilities of the SEC at Room 1580, 100 F Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it.  This means that we can disclose important information to you in this prospectus by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference in this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed June 14, 2007.
•	Amendment No. 1 to Form 10-K for the fiscal year ended March 31, 2007, filed June 15, 2007.
•	Current Report on Form 8-K, filed June 18, 2007.
•	Current Report on Form 8-K, filed June 19, 2007.
•	Current Report on Form 8-K, filed July 10, 2007.
•	Amendment No. 2 to Form 10-K for the fiscal year ended March 31, 2007, filed July 30, 2007.
•	Current Report on Form 8-K, filed August 8, 2007.

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•	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed August 9, 2007.
•	Definitive Proxy Statement, filed on August 10, 2007.
•	Current Report on Form 8-K, filed on September 17, 2007.
•	Current Report on Form 8-K, filed on November 7, 2007.
•	Current Report on Form 8-K, filed on November 8, 2007.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed November 9, 2007.
•	Current Report on Form 8-K, filed on November 19, 2007.
•	Current Report on Form 8-K, filed on November 30, 2007.
•	Definitive Proxy Statement, filed on December 10, 2007.
•	Current Report on Form 8-K, filed on December 13, 2007.
•	Current Report on Form 8-K, filed on December 20, 2007.
•	Current Report on Form 8-K, filed on January 14, 2008.
•	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2007, filed February 11, 2008.
•	Current Report on Form 8-K, filed March 19, 2008
•	The description of the Company’s securities contained in the Company’s registration statement as amended to date and filed with the SEC under the Exchange Act.

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CHINDEX INTERNATIONAL, INC.

PROSPECTUS

_________________, 2008

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Securities and Exchange Commission registration fee	$ 3,930
Legal fees and expenses*	150,000
Accounting fees and expenses*	100,000
Transfer agent fees and expenses*	15,000
Printing and engraving expenses*	50,000
Miscellaneous	31,070
Total	$350,000
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* Estimated

Item 15.      Indemnification of directors and officers.

Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, officer, employee or agent, as the case may be, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Article VII of the registrant’s amended and restated bylaws requires the registrant to indemnify any person who may be indemnified by a Delaware corporation pursuant to Section 145 of the DGCL in each situation where the registrant is permitted to indemnify such persons.

The Company has agreed to indemnify the selling stockholders for certain liabilities, including certain liabilities under the Securities Act, under certain circumstances.

Item 16.      Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
4.1*	Form of Stock Purchase Agreement
5.1*	Opinion of Hughes Hubbard & Reed LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Hughes Hubbard & Reed LLP (included in their opinion filed as Exhibit 5.1)
24.1	Power of Attorney (contained on page II-5)
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* To be filed by amendment as an exhibit to a Report under the Securities Exchange Act of 1934 and incorporated by reference.

Item 15.      Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(C)
that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement  relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 28th day of April 2008.

CHINDEX INTERNATIONAL, INC.

By:	/s/ Lawrence Pemble
Lawrence Pemble
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Chindex International, Inc., a Delaware corporation, do hereby constitute and appoint Roberta Lipson, Elyse Beth Silverberg and Lawrence Pemble, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, any supplements to this registration statement, and any subsequent registration statement filed by Chindex International, Inc. pursuant to Rule 462(b) of the Securities Act of 1933 which relates to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ A. Kenneth Nilsson	Chairman of the Board	April 28, 2008
A. Kenneth Nilsson

/s/ Roberta Lipson	President and Chief Executive Officer (principal	April 28, 2008
Roberta Lipson	executive officer)

/s/ Elyse Beth Silverberg	Executive Vice President, Secretary and Director	April 28, 2008
Elyse Beth Silverberg

/s/ Lawrence Pemble	Executive Vice President, Chief Financial Officer	April 28, 2008
Lawrence Pemble	and Director (principal financial officer)

/s/ Cheryl Chartier	Corporate Controller (principal accounting officer)	April 28, 2008
Cheryl Chartier

/s/ Holli Harris	Director	April 28, 2008
Holli Harris

/s/ Carol R. Kaufman	Director	April 28, 2008
Carol R. Kaufman

/s/ Julius Y. Oestreicher	Director	April 28, 2008
Julius Y. Oestreicher